UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.            )

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Filed by a Party other than the Registrant
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under Rule14a-12

CHECKPOINT THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CHECKPOINT THERAPEUTICS, INC.
95 Sawyer Road, Suite 110
Waltham, MA 02453
Dear Stockholder:
You are cordially invited to the Annual Meeting of Stockholders (the “Annual Meeting”) of Checkpoint Therapeutics, Inc. (“Checkpoint” or the “Company”), to be held virtually at 10:00 a.m. Eastern Time, on Wednesday, June 15, 2022. The meeting can be accessed by visiting www.virtualshareholdermeeting.com/CKPT2022, where you will be able to listen to the meeting live, submit questions and vote online. At the meeting, the stockholders will be asked to (i) elect seven directors for a term of one year, and (ii) ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2022.
In accordance with the rules and regulations of the Securities and Exchange Commission, we are furnishing our proxy statement and annual report to stockholders for the year ended December 31, 2021 on the Internet. You may have already received our “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 29, 2022. That notice described how you can obtain our proxy statement and annual report. You can also receive paper copies of our proxy statement and annual report upon request.
It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking our proxy card and returning it as directed. You may also vote during the Annual Meeting by following the instructions available on the meeting website.
If you have any questions about the proxy statement or the accompanying 2021 Annual Report, please contact Garrett Gray, our Chief Financial Officer at (781) 652-4500.
We look forward to seeing you at the Annual Meeting.
Sincerely,
James F. Oliviero
President, Chief Executive Officer and Director
April 29, 2022
Waltham, MA

CHECKPOINT THERAPEUTICS, INC.
95 Sawyer Road, Suite 110
Waltham, MA 02453
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
The Annual Meeting of Stockholders of Checkpoint Therapeutics, Inc. will be held virtually on Wednesday, June 15, 2022 at 10:00 a.m., Eastern Time. At the meeting, stockholders will consider and act on the following items:
1.
Elect seven directors for a term of one year;

2.
Ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2022; and

3.
Transact any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Only those stockholders of record as of the close of business on April 18, 2022 are entitled to vote at the Annual Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for your inspection beginning June 1, 2022, at our offices located at 95 Sawyer Road, Suite 110, Waltham, MA 02453, between the hours of 10:00 a.m. and 5:00 p.m., Eastern Time, each business day. If we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request. A complete list of stockholders entitled to vote at the Annual Meeting will be available for review during the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/CKPT2022 and entering your 16-digit control number included with the Notice of Internet Availability or proxy card.
YOUR VOTE IS IMPORTANT!
Instructions on how to vote your shares via the Internet are contained on the “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 29, 2022. Instructions on how to obtain a paper copy of our proxy statement and annual report to stockholders for the year ended December 31, 2021 are listed on the “Important Notice Regarding the Availability of Proxy Materials.” These materials can also be viewed online by following the instructions listed on the “Important Notice Regarding the Availability of Proxy Materials.”
If you choose to receive a paper copy of our proxy statement and annual report, you may vote your shares by completing and returning the proxy card that will be enclosed.
Submitting your proxy does not affect your right to vote during the meeting if you decide to virtually attend the Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before it is voted at the Annual Meeting by (i) delivering written notice to our Corporate Secretary, Garrett Gray, at our address above, (ii) submitting a later dated proxy card, (iii) voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials,” or (iv) attending the Annual Meeting and voting in person. No revocation under (i) or (ii) will be effective unless written notice or the proxy card is received by our Corporate Secretary at or before the Annual Meeting.

When you submit your proxy, you authorize James F. Oliviero and Garrett Gray to vote your shares at the Annual Meeting and on any adjournments of the Annual Meeting in accordance with your instructions.
By Order of the Board of Directors,
Garrett Gray
Corporate Secretary
April 29, 2022
Waltham, MA

CHECKPOINT THERAPEUTICS, INC.
95 Sawyer Road, Suite 110
Waltham, MA 02453
Phone: (781) 652-4500
Fax: (646) 619-4950
PROXY STATEMENT
This proxy statement is being made available via Internet access, beginning on or about April 29, 2022, to the owners of shares of common stock of Checkpoint Therapeutics, Inc. (the “Company,” “our,” “we,” or “Checkpoint”) as of April 18, 2022, in connection with the solicitation of proxies by our Board of Directors (our “Board”) for our 2022 Annual Meeting of Stockholders (the “Annual Meeting”). On or about April 29, 2022, we sent an “Important Notice Regarding the Availability of Proxy Materials” to our stockholders. If you received this notice by mail, you will not automatically receive by mail our proxy statement and annual report to stockholders for the year ended December 31, 2021. If you would like to receive a printed copy of our proxy statement, annual report and proxy card, please follow the instructions for requesting such materials in the notice. Upon request, we will promptly mail your paper copies of such materials free of charge.
The Annual Meeting will occur virtually on Wednesday, June 15, 2022, at 10:00 a.m. Eastern Time. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

i

ii

ADDITIONAL INFORMATION	26
Householding of Annual Meeting Materials	26
Stockholder Proposals for Our 2023 Annual Meeting	26
Other Matters	26
Solicitation of Proxies	26
Incorporation of Information by Reference	26

iii

QUESTIONS AND ANSWERS
Q.
Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?

A.
In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials, we may send an “Important Notice Regarding the Availability of Proxy Materials” to stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one from us. Instead, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the Internet and submit your vote via the Internet.

Q.
What is the purpose of the Annual Meeting?

A.
At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders accompanying this proxy statement, including (i) the election of seven directors for a term of one year, (ii) ratifying the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2022, and (iii) transacting any other business that may properly come before the 2022 Annual Meeting or any adjournment thereof.

Q.
Who is entitled to vote at our Annual Meeting?

A.
The record holders of our common stock at the close of business on the record date, April 18, 2022, may vote at the Annual Meeting. Each share of common stock is entitled to one vote. There were 83,891,442 shares of common stock and 7,000,000 shares of Class A common stock outstanding on the record date and entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting, including the address of and number of shares held by each stockholder of record, will be available for your inspection beginning June 1, 2022, at our offices located at 95 Sawyer Road, Suite 110, Waltham, MA 02453, between the hours of 10:00 a.m. and 5:00 p.m. Eastern Time, each business day, however, if we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request.

Q.
How do I vote?

A.
You may vote during the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/CKPT2022 and entering your 16-digit control number included with the Notice of Internet Availability or proxy card, by use of a proxy card if you receive a printed copy of our proxy materials, via internet as directed in our “Important Notice Regarding the Availability of Proxy Materials,” or by telephone as indicated in the proxy card.

Q.
What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

A.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number located on the meeting page. Technical support will be available starting at 9:45 a.m. Eastern Time, on June 15, 2022.

Q.
What is a proxy?

A.
A proxy is a person you appoint to vote your shares on your behalf. If you are unable to attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares may be voted. If you vote by proxy, you will be designating James F. Oliviero, our President and Chief Executive Officer, and Garrett Gray, our Chief Financial Officer, as your proxies. Mr. Oliviero and/or Mr. Gray may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q.
How will my shares be voted if I vote by proxy?

A.
Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) “FOR” the individuals nominated to serve as members of our Board of Directors, and (ii) “FOR” the ratification of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31,

2022. Presently, our Board does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.
Q.
How do I revoke my proxy?

A.
You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•
delivering written notice to our Corporate Secretary, Garrett Gray, at our address above;

•
submitting a later dated proxy card or voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials;” or

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attending the Annual Meeting and voting in person.

Q.
Is my vote confidential?

A.
Yes. All votes remain confidential.

Q.
How are votes counted?

A.
Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting. They will not be considered as votes “for” or “against” any matter for which the stockholder has indicated their intention to abstain or withhold their vote, except for abstentions under Proposal Two, which will have the same effect as a vote against. Broker or nominee non-votes, which occur when shares held in “street name” by brokers or nominees who indicate that they do not have discretionary authority to vote on a particular matter, will not be considered as votes “for” or “against” that particular matter. Broker and nominee non-votes will be treated as present for purposes of determining the existence of a quorum and may be entitled to vote on certain matters at the Annual Meeting.
Q.
What constitutes a quorum at the Annual Meeting?

A.
In accordance with Delaware law (the law under which we are incorporated) and our Bylaws, the presence at the Annual Meeting, by proxy or in person, of the holders of a majority of the outstanding shares of the capital stock entitled to vote at the Annual Meeting constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and broker or nominee non-votes will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.

If a quorum is not present at the Annual Meeting, a majority of the stockholders present in person and by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.
Q.
What vote is required to elect our directors for a one-year term?

A.
The affirmative vote of a plurality of the votes of the shares present, in person or by proxy, at the Annual Meeting is required for the election of each of the nominees for director. “Plurality” means that the nominees receiving the largest number of votes up to the number of directors to be elected at the Annual Meeting will be duly elected as directors. Abstentions, votes withheld, and broker or nominee non-votes will not affect the outcome of director elections.

Q.
What vote is required to ratify BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2022?

A.
The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the ratification of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2022. Abstentions will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

Q.
What percentage of our outstanding common stock do our directors, executive officers, and 5% beneficial owners own?

A.
As of April 18, 2022, our directors, executive officers, and 5% beneficial owners owned, or have the right to acquire, approximately 18.0% of our outstanding common stock and 100% of our Class A common stock. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 25 for more details.

Q.
Who was our independent public accountant for the year ended December 31, 2021? Will they be represented at the Annual Meeting?

A.
BDO USA, LLP is the independent registered public accounting firm that audited our financial statements for the year ended December 31, 2021. We expect a representative of BDO USA, LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Q.
How can I obtain a copy of our annual report on Form 10-K?

A.
We have filed our annual report on Form 10-K for the year ended December 31, 2021, with the SEC. The annual report on Form 10-K is also included in the 2021 Annual Report to Stockholders. You may obtain, free of charge, a copy of our annual report on Form 10-K, including financial statements, by writing to our Corporate Secretary, Garrett Gray, or by email at info@checkpointtx.com. Upon request, we will also furnish any exhibits to the annual report on Form 10-K as filed with the SEC.

CORPORATE GOVERNANCE
Our Board of Directors
Our Bylaws provide that our Board shall consist of between one and nine directors, and such number of directors within this range may be determined from time to time by resolution of our board of directors or our stockholders. Currently, we have seven directors. The following individuals are being nominated to serve on our Board (See “Proposal 1 — Election of Directors; Nominees”):
Name	Age	Position	Director Since
Michael S. Weiss	56	Chairman of the Board of Directors	2015
Christian Béchon	62	Director	2018
Scott Boilen	55	Director	2016
Neil Herskowitz	65	Director	2015
James F. Oliviero, III	46	Chief Executive Officer, President, and Director	2018
Lindsay A. Rosenwald, M.D.	67	Director	2014
Barry Salzman	60	Director	2016
The Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman, as the Board believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the Board. The Board has determined that at present having a director who is an executive officer serve as the Chairman is not in the best interest of the Company’s stockholders at this time.
Checkpoint has a risk management program overseen by James Oliviero, our President and Chief Executive Officer, and the Board. Mr. Oliviero and management identify material risks and prioritize them for our Board. Our Board regularly reviews information regarding our credit, liquidity, operations, and compliance as well as the risks associated with each.
The following biographies set forth the names of our directors and director nominees, the year in which they first became directors, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them during the past five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information, all of which we believe sets forth each director nominee’s qualifications to serve on the Board. There is no family relationship between and among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as an officer or director, except as disclosed below.
Checkpoint adheres to the corporate governance standards adopted by The Nasdaq Stock Market (“Nasdaq”). Nasdaq rules require our Board to make an affirmative determination as to the independence of each director. Consistent with these rules, our Board undertook its annual review of director independence on March 29, 2022. During the review, our Board considered relationships and transactions during 2021 and since inception between each director or any member of his immediate family, on the one hand, and the Company and our subsidiaries and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board determined that Christian Béchon, Scott Boilen, Neil Herskowitz, and Barry Salzman are independent under the criteria established by Nasdaq and our Board.
Michael S. Weiss — Chairman of the Board of Directors
Mr. Weiss has served as Chairman of our Board of Directors since March 2015. Effective January 1, 2017, the services of Mr. Weiss as Chairman are provided under an Advisory Agreement (the “Advisory Agreement”) with Caribe BioAdvisors, LLC (see below). He also served as Interim Chief Executive Officer and President from August 2015 until October 2015 and Executive Chairman from March 2015 to December 2016. Mr. Weiss also serves as a director and Executive Vice Chairman, Strategic Development of

Fortress Biotech, Inc., as Chairman of the Board of Directors and Executive Chairman of Mustang Bio, Inc., and as Executive Chairman, President and Chief Executive Officer of TG Therapeutics, Inc., a company he founded in 2011. Mr. Weiss was also a board member of Avenue Therapeutics, Inc. from March 2015 to February 2018 and the Chairman of the Board of National Holding Corporation from September 2016 to June 2018. From 2002 to 2009, Mr. Weiss was the Chairman and Chief Executive Officer of Keryx Biopharmaceuticals, Inc., where he helped the company acquire and develop its lead drug, Auryxia®, as well as executed a strategic alliance for Auryxia with Japan Tobacco, Inc. and Torii Pharmaceutical Co., Ltd. worth more than $100 million. Mr. Weiss began his professional career as a lawyer with Cravath, Swaine & Moore LLP. He earned his J.D. from Columbia Law School and his B.S. in Finance from The University at Albany. Based on Mr. Weiss’s biotechnology and pharmaceutical industry experience, as well as his extensive management experience, the Board of Directors believes that Mr. Weiss has the appropriate set of skills to serve as a member of the Board.
Effective January 1, 2017, the Board of Directors of the Company approved and authorized the execution of an Advisory Agreement with Caribe BioAdvisors, LLC (the “Advisor”), which is owned by Michael S. Weiss, to provide the Board with the advisory services of Mr. Weiss as Chairman of the Board. Pursuant to the Advisory Agreement, the Advisor is paid an annual cash fee of $60,000, in addition to any and all annual equity incentive grants paid to members of the Board.
Christian Béchon
Mr. Béchon joined our Board of Directors in October 2018. He is currently Chairman and Chief Executive Officer of ChB Consultants, a privately held life science consultancy company. From 2006 to 2017, Mr. Béchon was Chairman and Chief Executive Officer of LFB S.A., a French biopharmaceutical company with more than €500M in annual revenue. Previously, he was Senior Advisor for the Boston Consulting Group in 2005 and 2006. Earlier in his career, he held various positions in the French government, including Chief of Staff to the Minister for Public Health and Health Insurance. From 2000 to 2004, he was Deputy Chief of Staff to the Minister of the Economy, Finance and Industry. He is a graduate of the Ecole Centrale des Arts et Manufactures engineering school, Institut d’Etudes Politiques de Paris and Ecole Nationale d’Administration. Mr. Béchon is a member of Quantum Genomics’ (ALQGC) Board of Directors and has been a Board member of private companies in the USA, Mexico and Europe. He has received numerous awards and medals, including the Knight of the French Legion of Honor and the French National Order of Merit. Based on Mr. Béchon’s biotechnology and pharmaceutical industry experience, as well as his extensive management experience, the Board of Directors believes that Mr. Béchon has the appropriate set of skills to serve as a member of the Board.
Scott Boilen
Mr. Boilen joined our Board of Directors in April 2016. Mr. Boilen has served as the Chief Executive Officer of Allstar Products Group since 1999. He also served on the Board of Directors for the Electronic Retailing Association from 2010 to 2012 and the Board of Directors for the Food Bank for Westchester (New York) since 2009. Mr. Boilen holds a degree in Business Administration from the State University of New York at Albany and a Master’s Degree in Business Administration from Fordham University. Based on Mr. Boilen’s extensive management experience and in-depth understanding of the Company’s business, the Board of Directors believes that Mr. Boilen has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.
Neil Herskowitz
Mr. Herskowitz joined our Board of Directors in August 2015 and has served as the Chairman of our Audit Committee since September 2016. Mr. Herskowitz has served as the managing member of the ReGen Group of companies, located in New York, since 1998, which include ReGen Capital Investments LLC and Riverside Claims Investments LLC. He has also served as the President of its affiliate, Riverside Claims LLC, since June 2004. Mr. Herskowitz received a B.B.A. in Finance from Bernard M. Baruch College in 1978. Based on Mr. Herskowitz’s financial industry experience and in-depth understanding of our business, the Board of Directors believes that Mr. Herskowitz has the appropriate set of skills to serve as a member of the Board.

James F. Oliviero, III
Mr. Oliviero joined our Board of Directors in October 2018 and has served as our Chief Executive Officer and President since October 2015. Mr. Oliviero has over twenty years of operational experience in the biotechnology industry. From May 2003 to September 2015, Mr. Oliviero served in a variety of leadership capacities at Keryx Biopharmaceuticals, Inc., a publicly traded biotechnology company, most recently as its Chief Financial Officer since April 2009, where he was instrumental in the growth of the company to a market capitalization over $1 billion. During his tenure at Keryx, Mr. Oliviero oversaw all finance, accounting, investor relations, corporate governance, business development and legal matters, as well as a leading member of the design of several clinical studies and the regulatory oversight of Keryx’s new drug application for Auryxia®, which successfully obtained FDA marketing approval in 2014 and also gained EMA marketing approval. Also while at Keryx, Mr. Oliviero completed over $500 million in various public financings for the company. Prior to Keryx, from August 1999 to May 2003, Mr. Oliviero was Director of Finance for ACCESS Oncology, Inc., a privately held biotechnology company. Mr. Oliviero began his professional career as an investment banker at Furman Selz LLC in New York City. Mr. Oliviero is a CFA charterholder and holds a B.B.A. in Finance with Highest Distinction from Emory University’s Goizueta Business School. Based on Mr. Oliviero’s biotechnology and pharmaceutical industry experience, as well as his extensive management experience, the Board of Directors believes that Mr. Oliviero has the appropriate set of skills to serve as a member of the Board.
Lindsay A. Rosenwald, M.D.
Dr. Rosenwald has served as a member of our Board of Directors since inception. From November 2014 to August 2015, he also was our Chief Executive Officer and President. Dr. Rosenwald also serves as Chairman, President and Chief Executive Officer of Fortress Biotech, Inc., as a director of Mustang Bio, Inc., and as Chairman of the Board of Directors of Avenue Therapeutics, Inc. Prior to that, from 1991 to 2008, he served as the Chairman of Paramount BioCapital, Inc. Over the last 23 years, Dr. Rosenwald has acted as a biotechnology entrepreneur and has been involved in the founding and recapitalization of numerous public and private biotechnology and life sciences companies. Dr. Rosenwald received his B.S. in finance from Pennsylvania State University and his M.D. from Temple University School of Medicine. Based on Dr. Rosenwald’s biotechnology and pharmaceutical industry experience and in-depth understanding of our business, the Board of Directors believes that Dr. Rosenwald has the appropriate set of skills to serve as a member of the Board.
Barry Salzman
Mr. Salzman joined our Board of Directors in January 2016. Mr. Salzman is currently a Managing Director for Compass Partners LLC, a merchant banking and financial advisory firm that specializes in middle market companies and corporate restructuring. Mr. Salzman joined Compass Partners LLC in July 2007, the same time at which he became a Board Member and Principal owner of BP Gamma Medical Supply Company, which he sold in 2021. Prior to July 2007, Mr. Salzman served as Board Chairman, President and Principal owner of Becker-Parkin Dental Supply Company. After 20 years at Becker-Parkin, Mr. Salzman sold the company to Henry Schein Inc. (NASDAQ: HSIC). Five months after selling Becker-Parkin, Mr. Salzman served as President of Surgery Works, LLC, formed by Compass Partners LLC to provide financial management services for Ambulatory Surgery Centers until the centers sold a controlling interest to Amsurg (NASDAQ: AMSG). Mr. Salzman has maintained a Board seat at both Surgery Works, LLC centers and continues to work in a consulting and advisory role to Amsurg. In 2014, Mr. Salzman founded and became President of Practice Management Works LLC and also accepted a board seat at Vivex Corporation, a private research driven Biomedical Company. Mr. Salzman is a 1987 graduate of Brooklyn Law School and is a member in good standing of the New York Bar Association. Based on Mr. Salzman’s financial industry experience and in-depth understanding of our business, as well as his extensive management experience, the Board of Directors believes that Mr. Salzman has the appropriate set of skills to serve as a member of the Board.
Meetings of our Board of Directors
The Board held three meetings during the fiscal year ended December 31, 2021. During 2021, each incumbent director standing for election attended at least 75% of the meetings of the Board of Directors and the meetings of those committees on which each incumbent director served, in each case during the period that such person was a director. The permanent committees established by our Board of Directors are the Audit Committee and the Compensation Committee, descriptions of which are set forth in more detail below. Our directors are expected to attend each Annual Meeting of Stockholders, and it is our expectation that all of the directors standing for election will attend this year’s Annual Meeting. Last year, all but one of our directors attended the virtual 2021 Annual Meeting of Stockholders.
Board Selection and Diversity
On August 6, 2021, the SEC approved amendments to the Listing Rules of NASDAQ related to board diversity. New Listing Rule 5605(f) (the “Diverse Board Representation Rule”) will require each NASDAQ-listed company, subject to certain exceptions, (1) to have at least one director who self-identifies as female, and (2) to have at least one director who self-identifies as Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, two or more races or ethnicities, or as LGBTQ+, or (3) to explain why the company does not have at least two directors on its board who self-identify in the categories listed above. In addition, new Listing Rule 5606 (the “Board Diversity Disclosure Rule”) requires each NASDAQ-listed company, subject to certain exceptions, to provide statistical information about the company’s current board of directors, in a uniform format, related to each director’s self-identified gender, race, and self-identification as LGBTQ+. Although we are not required to fully comply with the Diverse Board Representation Rule until 2025, we believe we will meet the requirements of that rule by the applicable compliance date.
The table below provides certain highlights of the composition of our Board members. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).
Board Diversity Matrix (As of April 29, 2022)
Board Size:
Total Number of Directors	7
	Female	Male	Non-Binary	Did not Disclose Gender
Part I: Gender Identity
Directors	0	7	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	0	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+			0
Did not Disclose Demographic Background			0
Communicating with the Board of Directors
Our Board has established a process by which stockholders can send communications to the Board. You may communicate with the Board as a group, or to specific directors, by writing to Garrett Gray, our Corporate Secretary, at our offices located at 95 Sawyer Road, Suite 110, Waltham, MA 02453. The Corporate Secretary will review all such correspondence and regularly forward to our Board a summary of all correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be communicated in this manner, or may be submitted on an anonymous basis via email at BOD@checkpointtx.com. These concerns will be immediately brought to the attention of our Audit Committee and handled in accordance with procedures established by our Audit Committee.
Audit Committee
The Audit Committee currently consists of Neil Herskowitz, Scott Boilen, and Barry Salzman.
The Audit Committee held four meetings during the fiscal year ended December 31, 2021. The duties and responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee which was recently reviewed by our Audit Committee. Our Audit Committee determined that no revisions needed to be made to the charter at this time. A copy of the Charter of the Audit Committee is available on our website, located at www.checkpointtx.com. Among other matters, the duties and responsibilities of the Audit Committee include reviewing and monitoring our financial statements and internal accounting procedures, the selection of our independent registered public accounting firm and consulting with and reviewing the services provided by our independent registered public accounting firm. Our Audit Committee has sole discretion over the retention, compensation, evaluation and oversight of our independent registered public accounting firm.
The SEC and Nasdaq have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board of Directors has examined the composition of our Audit Committee and the qualifications of our Audit Committee members in light of the current rules and regulations governing audit committees. Based upon this examination, our Board of Directors has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and Nasdaq.
Additionally, the SEC requires that at least one member of the Audit Committee have a “heightened” level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our Board has determined that Mr. Herskowitz is an “audit committee financial expert,” as the SEC defines that term, and is an independent member of our Board of Directors and our Audit Committee. Please see Mr. Herskowitz’s biography on page 8 for a description of his relevant experience.
The report of the Audit Committee can be found on page 16 of this proxy statement.
Compensation Committee
The Compensation Committee held no meetings and took six actions by unanimous written consent during the fiscal year ended December 31, 2021. The Compensation Committee currently consists of Neil Herskowitz, Scott Boilen, and Barry Salzman, with Mr. Salzman serving as chairman. The duties and responsibilities of the Compensation Committee are set forth in the Charter of the Compensation Committee. A copy of the Charter of the Compensation Committee is available on our website, located at www.checkpointtx.com. As discussed in its charter, among other things, the duties and responsibilities of the Compensation Committee include evaluating the performance of the Chief Executive Officer and our Chief Financial Officer, determining the overall compensation of the Chief Executive Officer and our Chief Financial Officer and administering all executive compensation programs, including, but not limited to, our incentive and equity-based plans. The Compensation Committee evaluates the performance of the Chief Executive Officer and our Chief Financial Officer on an annual basis and reviews and approves on an annual basis all compensation programs and awards relating to such officers. The Compensation Committee applies discretion in the determination of individual executive compensation packages to ensure compliance with the Company’s compensation philosophy. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than himself. The Compensation Committee may delegate its authority to grant awards to certain employees, and within specified parameters under the Company’s Amended and Restated 2015 Incentive Plan, to a special committee consisting of one or more directors who may but need not be officers of the Company. As of April 18, 2022, however, the Compensation Committee had not delegated any such authority. The Board may engage a compensation consultant to conduct a review of its executive compensation programs in 2022. The Committee did not engage a compensation consultant in 2021.
Nasdaq has established rules and regulations regarding the composition of compensation committees and the qualifications of compensation committee members. Our Board of Directors has examined the composition of our Compensation Committee and the qualifications of our Compensation Committee members in light of the current rules and regulations governing compensation committees. Based upon this examination, our Board of Directors has determined that each member of our Compensation Committee is independent and is otherwise qualified to be a member of our Compensation Committee in accordance with such rules.
Nominating Process
We do not currently have a nominating committee or any other committee serving a similar function. Director nominations are approved by a vote of a majority of our independent directors as required under the Nasdaq rules and regulations. Although we do not have a written charter in place to select director nominees, our Board of Directors has adopted resolutions regarding the director nomination process. We believe that the current process in place functions effectively to select director nominees who will be valuable members of our Board of Directors.
We identify potential nominees to serve as directors through a variety of business contacts, including current executive officers, directors, community leaders and stockholders. We may, to the extent they deem appropriate, retain a professional search firm and other advisors to identify potential nominees.
We will also consider candidates recommended by stockholders for nomination to our Board. A stockholder who wishes to recommend a candidate for nomination to our Board must submit such recommendation to our Corporate Secretary, Garrett Gray, at our offices located at 95 Sawyer Road, Suite 110, Waltham, MA 02453. Any recommendation must be received not less than 50 calendar days nor more than 90 calendar days before the anniversary date of the previous year’s annual meeting. All stockholder recommendations of candidates for nomination for election to our Board must be in writing and must set forth the following: (i) the candidate’s name, age, business address, and other contact information, (ii) the number of shares of common stock beneficially owned by the candidate, (iii) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Schedule 14A under the Exchange Act, (iv) a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected, and (v) the name and address of the stockholder(s) of record making such a recommendation.
We believe that our Board as a whole should encompass a range of talent, skill, and expertise enabling it to provide sound guidance with respect to our operations and interests. Our independent directors evaluate all candidates to our Board by reviewing their biographical information and qualifications. If the independent directors determine that a candidate is qualified to serve on our Board, such candidate is interviewed by at least one of the independent directors and our Chief Executive Officer. Other members of the Board also have an opportunity to interview qualified candidates. The independent directors then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the independent directors are considering as a potential nominee for re-election, the independent directors review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board. The manner in which the independent directors evaluate a potential nominee will not differ based on whether the candidate is recommended by our directors or stockholders.
We consider the following qualifications, among others, when making a determination as to whether a person should be nominated to our Board: the independence of the director nominee; the nominee’s character and integrity; financial literacy; level of education and business experience, including experience relating to biopharmaceutical companies; whether the nominee has sufficient time to devote to our Board; and the nominee’s commitment to represent the long-term interests of our stockholders. We review candidates in the context of the current composition of the Board and the evolving needs of our business. We believe that each of the current members of our Board (who are also our director nominees) has the requisite business, biopharmaceutical, financial or managerial experience to serve as a member of the Board, as described above in their biographies under the heading “Our Board of Directors.” We also believe that each of the current members of our Board has other key attributes that are important to an effective board, including integrity, high ethical standards, sound judgment, analytical skills, and the commitment to devote significant time and energy to service on the Board and its committees.
We do not have a formal policy in place with regard to diversity in considering candidates for our Board, but the Board strives to include a range of talents, experience, skills, diversity and expertise so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee our business.
Code of Business Conduct and Ethics
We have adopted a Code of Ethics (“the Code”) which applies to all of our directors and employees, including our principal executive officer and principal financial officer. The Code includes guidelines dealing with the ethical handling of conflicts of interest, compliance with federal and state laws, financial reporting, and our proprietary information. The Code also contains procedures for dealing with and reporting violations of the Code. We have posted our Code of Ethics on our website, located at www.checkpointtx.com.
Policy Prohibiting Hedging and Pledging
Pursuant to our Insider Trading Policy, our officers, directors, and employees are prohibited from engaging in speculative trading, including hedging transactions or short sale transactions with respect to Company securities.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
BDO USA, LLP, the independent registered public accounting firm that audited our financial statements for the year ended December 31, 2021 has served as our independent registered public accounting firm since 2016. We expect a representative of BDO USA, LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.
Our Board has asked the stockholders to ratify the selection of BDO USA, LLP as our independent registered public accounting firm. See “Proposal Two: Ratification of Appointment of BDO USA, LLP as Our Independent Registered Public Accounting Firm” on page 28 of this proxy statement. The Board has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining BDO USA, LLP’s independence. All proposed engagements of BDO USA, LLP, whether for audit services, audit-related services, tax services, or permissible non-audit services, were pre-approved by our Audit Committee.
Audit Fees
For the fiscal years ended December 31, 2021 and 2020, BDO USA, LLP billed us an aggregate of $260,210 and $285,930, respectively, in fees for the professional services rendered in connection with the audit of our annual financial statements included in our Annual Report on Form 10-K for those two fiscal years, the review of our financial statements included in our Quarterly Reports on Form 10-Q during those two fiscal years, and other services provided in connection with registration statements.
Audit-Related Fees
During the fiscal years ended December 31, 2021 and 2020, we were not billed by BDO USA, LLP for any fees for audit-related services reasonably related to the performance of the audits and reviews for those two fiscal years, in addition to the fees described above under the heading “Audit Fees.”
Tax Fees
During the fiscal years ended December 31, 2021 and 2020, we were not billed by BDO USA, LLP for any fees for professional services rendered for tax compliance, tax advice, and tax planning services.
All Other Fees
During the fiscal years ended December 31, 2021 and 2020, we were not billed by BDO USA, LLP for any fees for services, other than those described above, rendered to us for those two fiscal years.
Pre-Approval of Services
Our Audit Committee has established a policy setting forth the procedures under which services provided by our independent registered public accounting firm will be pre-approved by our Audit Committee. The potential services that might be provided by our independent registered public accounting firm fall into two categories:
•
Services that are permitted, including the audit of our annual financial statements, the review of our quarterly financial statements, related attestations, benefit plan audits and similar audit reports, financial and other due diligence on acquisitions, and federal, state, and non-US tax services; and

•
Services that may be permitted, subject to individual pre-approval, including compliance and internal-control reviews, indirect tax services such as transfer pricing and customs and duties, and forensic auditing.

Services that our independent registered public accounting firm are prohibited from providing include such services as bookkeeping, certain human resources services, internal audit outsourcing, and investment or investment banking advice.

All proposed engagements of our independent registered public accounting firm, whether for audit services or permissible non-audit services, are pre-approved by the Audit Committee. We jointly prepare a schedule with our independent registered public accounting firm that outlines services which we reasonably expect we will need from our independent registered public accounting firm and categorize them according to the classifications described above. Each service identified is reviewed and approved or rejected by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE
In monitoring the preparation of our financial statements, the Audit Committee met with both management and BDO USA, LLP, our independent registered public accounting firm for the year ended December 31, 2021, to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our independent registered public accounting firm advised the Audit Committee that each of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included a discussion of the matters required to be discussed pursuant to Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (“PCAOB”). Auditing Standard No. 1301 required our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:
•
Methods used to account for significant or unusual transactions;

•
The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•
The process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusion regarding the reasonableness of any such estimates; and

•
Any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures necessary in the financial statements.

The Audit Committee has discussed the independence of BDO USA, LLP, our independent registered public accounting firm for the year ended December 31, 2021, including the written disclosures made by BDO USA, LLP to the Audit Committee, as required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” PCAOB Rule 3526 requires the independent registered public accounting firm to (i) disclose in writing all relationships that, in the independent registered public accounting firm’s professional opinion, may reasonably be thought to bear on independence, (ii) confirm their perceived independence, and (iii) engage in a discussion of independence with the Audit Committee.
Finally, the Audit Committee continues to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary.
On the basis of these reviews and discussions, the Audit Committee recommended to the Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.
The Audit Committee reviewed its written charter previously adopted by our Board of Directors. Following this review, the Audit Committee determined that no changes needed to be made with respect to the Audit Committee charter at this time.
By the Audit Committee of the Board of Directors
Neil Herskowitz (Chairperson)
Scott Boilen
Barry Salzman
Dated: March 21, 2022

OUR EXECUTIVE OFFICERS
Executive Officers
Our current executive officers are as follows:
Name	Age	Position
James F. Oliviero, III	46	President, Chief Executive Officer and Director
William Garrett Gray	34	Chief Financial Officer, Corporate Secretary and Treasurer
No executive officer is related by blood, marriage or adoption to any other director or executive officer. The biography of Mr. Oliviero is presented in connection with his service as a member of our Board of Directors in the “Corporate Governance” section beginning on page 7 of this proxy statement.
William Garrett Gray — Chief Financial Officer, Corporate Secretary and Treasurer
Mr. Gray has served as our Chief Financial Officer since December 2020, as our Principal Financial Officer since December 2016, and as our Corporate Secretary and Treasurer since January 2018. Mr. Gray served as our Vice President, Finance and Accounting from February 2016 until December 2020. Mr. Gray joined us from Keryx Biopharmaceuticals, Inc., a publicly traded biotechnology company, which he joined in 2013, and where he most recently served as Corporate Controller, helping grow the finance and accounting department during Keryx’s transition from a development-stage company to a fully integrated commercial organization. Prior to joining Keryx, Mr. Gray began his professional career with Deloitte & Touche, LLP, where he served as a senior auditor. Mr. Gray has a Bachelor of Science degree in Accounting from Lehigh University and is a Certified Public Accountant in the State of New York.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information concerning compensation paid by us to our NEOs for their services rendered to us in all capacities during the years ended December 31, 2021 and 2020.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
James F. Oliviero III President, Chief Executive Officer and Director	2021	540,000	—	1,417,570	334,800	—	2,292,370
	2020	515,000	—	1,453,140	319,300	—	2,287,440
William Garrett Gray Chief Financial Officer, Corporate Secretary and Treasurer	2021	250,000	—	397,130	93,000	7,938	748,068
	2020	210,000	—	381,510	78,120	7,876	677,506

(1)
Reflects the aggregate grant date fair value of restricted stock granted during the fiscal year calculated in accordance with FASB ASC Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant and does not take into account any estimated forfeitures. The grant date fair value of the stock awards also does not take into account any stock awards which vest upon certain corporate milestones when the “measurement date” for accounting purposes for such awards has not yet occurred and the fair value is uncertain. For such awards, stock-based compensation is measured and recorded if and when a milestone occurs, and the compensation for such awards are reflected in the table in such year the compensation is recorded.

(2)
Reflects 401(k) company contributions for Mr. Gray.

Narrative to Summary Compensation Table
Employment Agreement with Mr. Oliviero
On October 13, 2015, we entered into an employment agreement with Mr. Oliviero (the “Employment Agreement”), pursuant to which he received an initial annualized salary of $395,000. As part of his annual review in December 2021, the Board raised his base salary to $594,000 effective as of January 1, 2022. The Employment Agreement further provides for an incentive bonus linked to the realization of goals and objectives to be established annually by agreement between Mr. Oliviero and our Chairman. The achievement of these goals and objectives (as determined by the Chairman) may result in a target annual award of up to fifty percent (50%) of Mr. Oliviero’s annual salary, with a maximum annual award of up to seventy-five percent (75%). Mr. Oliviero’s incentive award for 2021 is described under “Annual Incentive Bonus” below. The Employment Agreement provides Mr. Oliviero with severance benefits upon certain terminations of employment, as described below. In each case, the severance benefits are conditioned upon Mr. Oliviero’s execution and non-revocation of a release of claims against the Company.
Equity Awards.   In connection with the execution of the Employment Agreement, Mr. Oliviero received 1,000,000 restricted shares (the “Restricted Shares”), which are subject to a repurchase right in favor of the Company that lapses as such Restricted Shares vest, as described in footnote (2) to the Outstanding Equity Awards table.
Termination without Cause; Resignation for Good Reason (Not in Connection with a Change in Control).   If we terminate Mr. Oliviero’s employment without “cause” or Mr. Oliviero resigns for “good reason” (as such terms are defined in the Employment Agreement), at any time other than at the time of, or within 18 months following, a change in control, then he will receive: (i) continuation of his then-current base salary for 12 months, payable in accordance with our normal payroll practices; and (ii) reimbursement for

COBRA premiums for 12 months. He will also be entitled to acceleration of vesting with respect to his equity awards, as described below under “Acceleration of Vesting of Equity Awards.”
Termination without Cause; Resignation for Good Reason (In Connection with a Change in Control).   If we terminate Mr. Oliviero’s employment without “cause” or Mr. Oliviero resigns for “good reason” upon the occurrence of, or within 18 months following, a change in control, then he will receive: (i) a lump sum payment equal to the sum of (A) 150% of his then-current base salary, plus (B) 150% of the actual amount (if any) of the annual bonus paid or payable to him for the year immediately preceding the year in which the termination occurs, payable in a single lump sum; and (ii) reimbursement for COBRA premiums for 12 months. He will also be entitled to acceleration of vesting with respect to his equity awards, as described below under “Acceleration of Vesting of Equity Awards.”
Termination due to Death or Disability.   If Mr. Oliviero’s employment terminates as a result of his death or “disability” (as defined in the Employment Agreement), then he (or his estate, if applicable) will receive continuation of his then-current base salary for 4 months, payable in accordance with our normal payroll practices.
Employment Arrangement with Mr. Gray
Mr. Gray does not have an employment agreement. Mr. Gray’s base salary for 2021 was $250,000.
Annual Incentive Bonus
In 2021, Mr. Oliviero was eligible to earn a target annual cash incentive equal to 50% of his base salary per the terms of his Employment Agreement and Mr. Gray was eligible to earn a target annual cash incentive equal to 30% of his base salary in 2021.
Both executives’ annual cash incentive awards were based upon the Company’s performance against pre-established corporate goals and objectives, which included a combination of clinical, nonclinical and regulatory goals related to our products (weighted at an aggregate of 80% of the target awards) as well as other corporate development goals (weighted at 20% of the target awards), and each executive’s individual performance based upon subjective performance reviews. Also, reach goals were identified and provided additional opportunities of obtaining an annual incentive award. The goals were achieved at an aggregate level of 124% reflecting the successful achievement of clinical, nonclinical, regulatory and corporate development goals as well as some of our reach goals. Accordingly, the executives were paid 124% of their target bonus amounts. The actual amounts paid to the executives pursuant to their annual cash incentive awards and bonuses are reported in the “Summary Compensation Table” as non-equity incentive plan compensation.
Equity Awards
The Compensation Committee has granted each of Messrs. Oliviero and Gray equity awards under our Checkpoint Therapeutics, Inc. Amended and Restated 2015 Incentive Plan (the “2015 Plan”). In 2021, Mr. Oliviero received an award of 539,000 restricted shares, and Mr. Gray received an award of 151,000 restricted shares, both of which vest as described in footnote (8) to the Outstanding Equity Awards table below.

Outstanding Equity Awards at 2021 Fiscal Year End
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested ($)(1)
Mr. Oliviero	444,444(2)	1,382,221	555,556(2)	1,727,779
	325,000(3)	1,010,750	—	—
	81,250(4)	252,688	—	—
	485,000(5)	1,508,350	—	—
	598,000(7)	1,859,780	—	—
	539,000(8)	1,676,290
Mr. Gray	12,500(4)	38,875	—	—
	45,000(6)	139,950	—	—
	157,000(7)	488,270	—	—
	151,000(8)	469,610

(1)
Market value is based on $3.11 per share, the closing price of our common stock on the Nasdaq Capital Market on December 31, 2021, the last trading day of the fiscal year.

(2)
The Restricted Shares vest as follows: (i) 444,444 shares will vest on the earlier to occur of: (A) January 1, 2022 or (B) termination of Mr. Oliviero’s employment as a result of his death or disability (as defined in the Employment Agreement); (ii) 111,111 shares will vest on the later to occur of (A) the Company’s achievement of fully-diluted “market capitalization” (as defined in the Employment Agreement”) of $500,000,000 or (B) January 1, 2022, provided, however, that should Mr. Oliviero’s employment with the Company terminate as a result of his death or disability and prior to such termination or within four months of such termination, any market capitalization milestone is achieved, the respective shares for such achieved market capitalization milestone(s) shall immediately vest and become non-forfeitable; (iii) 111,111 shares will vest on the later to occur of (A) the Company’s achievement of a fully-diluted market capitalization of $750,000,000 or (B) January 1, 2022, provided, however, that should Mr. Oliviero’s employment with the Company terminate as a result of his death or disability and prior to such termination or within four months of such termination, any market capitalization milestone is achieved, the respective shares for such achieved market capitalization milestone(s) shall immediately vest and become non-forfeitable; (iv) 166,667 shares will vest on the earlier to occur of (A) the Company’s first “corporate development transaction” (as defined in the Employment Agreement) or (B) the first FDA approval of a Company product or medical device; and, (v) 166,667 shares will vest on the earlier to occur of (A) the Company’s second corporate development transaction or (B) a second FDA approval of a Company product or medical device.

(3)
The restricted shares vest as follows: 100% on the earlier to occur of (A) January 1, 2022 or (B) termination of Mr. Oliviero’s employment as a result of his death or disability (as defined in the Employment Agreement).

(4)
The restricted shares vest as follows: 100% on January 30, 2022, subject to Messrs. Oliviero and Gray’s continued employment with us on the vesting date.

(5)
The restricted shares vest as follows: 50% on the earlier to occur of (A) January 24, 2022 or (B) termination of Mr. Oliviero’s employment as a result of his death or disability (as defined in the Employment Agreement) and 25% each on January 24, 2022 and January 24, 2023, subject to Mr. Oliviero’s continued employment with us on each vesting date.

(6)
The restricted shares vest as follows: 50% each on January 24, 2022 and January 24, 2023, subject to Mr. Gray’s continued employment with us on each vesting date.

(7)
The restricted shares vest as follows: 50% on February 24, 2022 and 25% each on February 24, 2023 and February 24, 2024, subject to Messrs. Oliviero and Gray’s continued employment with us on each vesting date.

(8)
The restricted shares vest as follows: 25% each on January 6, 2022, January 6, 2023, January 6, 2024 and January 6, 2025, subject to Messrs. Oliviero and Gray’s continued employment with us on each vesting date.

Potential Payments upon Termination or Change in Control
As detailed above, we have an Employment Agreement with Mr. Oliviero that provides certain compensation and benefits in the event of a termination of his employment or change in control under certain conditions. In addition, Mr. Oliviero’s Employment Agreement and our equity plan provides certain equity award benefits in connection with a termination or change in control.
Acceleration of Vesting of Equity Awards
Mr. Oliviero’s Restricted Shares
•
If we terminate Mr. Oliviero’s employment without “cause” or Mr. Oliviero resigns for “good reason,” at any time other than at the time of, or within 18 months following, a change in control, then (i) his unvested equity awards that would have vested if he had continued employment for one year after his date of termination will become fully vested and he will have 12 months following his date of termination to exercise any outstanding stock options; and (ii) his Restricted Shares subject to the market capitalization milestones or the FDA approval milestones, to the extent outstanding as of the date of termination, will remain outstanding for a period of 6 months following the date of termination and to the extent that such milestones are achieved during such 6-month period, such Restricted Shares will vest.

•
If we terminate Mr. Oliviero’s employment without “cause” or Mr. Oliviero resigns for “good reason” upon the occurrence of, or within 18 months following, a change in control, then all of his unvested equity awards will become fully vested and he will have 12 months following the date of termination to exercise any outstanding stock options.

•
If Mr. Oliviero’s employment terminates as a result of his death or “disability,” then (i) his unvested equity awards that would have vested if he had continued employment for one year after his date of termination will become fully vested and he will have 12 months following his date of termination to exercise any outstanding stock options; and (ii) his Restricted Shares subject to the market capitalization milestones or the FDA approval milestones, to the extent outstanding as of the date of termination, will remain outstanding for a period of 4 months following the date of termination and to the extent that such milestones are achieved during such 4-month period, such Restricted Shares will vest.

•
All of the Restricted Shares provided for in the Employment Agreement will vest upon the earlier occurrence of a “change in our control” of the Company, as defined in the Employment Agreement, in which the company is valued in excess of $500,000,000 (on a fully diluted basis).

Other Awards Granted under the 2015 Incentive Plan
•
Unless otherwise provided in an award certificate or any special plan document governing an award, upon the occurrence of a change in control of our company, as defined in the 2015 Plan, (i) all outstanding options, SARs and other awards in the nature of rights that may be exercised will become fully exercisable; (ii) all time-based vesting restrictions on outstanding awards will lapse; and (iii) the payout opportunities attainable under all outstanding performance-based awards will vest based on target performance and the awards will pay out on a pro rata basis, based on the time elapsed prior to the change in control.

•
The Compensation Committee may, in its discretion, accelerate the vesting and/or payment of any awards for any reason, subject to certain limitations under Section 409A of the Internal Revenue Code. The Compensation Committee may discriminate among participants or among awards in exercising such discretion.

DIRECTOR COMPENSATION
Director Compensation Program
In January 2016, our directors adopted a Non-Employee Directors Compensation Plan, which was amended and restated in July 2017, for our non-employee directors pursuant to our Amended and Restated 2015 Incentive Plan. Our non-employee directors receive the following compensation:
Cash Compensation:
•
$50,000 annual retainer; and

•
$10,000 additional annual retainer for the Audit Committee Chair.

Equity Compensation:
•
Initial Equity Grant: 50,000 shares of restricted stock, which shares shall vest and become non-forfeitable in equal annual installments over three years, beginning on the third (3rd) anniversary of the grant date, subject to the director’s continued service on the board of directors on such date.

•
Re-Election Equity Grant: The greater of (i) a number of shares of restricted stock having a fair market value on the grant date of $50,000, or (ii) 10,000 shares of restricted stock, which shares shall vest and become non-forfeitable on the third (3rd) anniversary of the grant date, subject to the director’s continued service on the board of directors on such date.

In addition, each non-employee director receives reimbursement for reasonable travel expenses incurred in attending meetings of our board of directors and meetings of committees of our board of directors.
2021 Director Compensation Table
The following table sets forth the cash and other compensation we paid to the non-employee members of our Board of Directors for all services in all capacities during 2021.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Neil Herskowitz	60,000	50,001	110,001
Barry Salzman	50,000	50,001	100,001
Scott Boilen	50,000	50,001	100,001
Christian Béchon	50,000	50,001	100,001
Michael S. Weiss(3)	60,000	50,001	110,001
Lindsay A. Rosenwald	50,000	50,001	100,001

(1)
Represents cash retainer for serving on our Board and committees of the Board.

(2)
Reflects the aggregate grant date fair value of restricted stock granted during the fiscal year calculated in accordance with FASB ASC Topic 718.

(3)
Reflects the compensation paid under an Advisory Agreement with Caribe BioAdvisors, LLC for the service of Mr. Weiss as Chairman of the Board.

RELATED-PERSON TRANSACTIONS
The following is a summary of each transaction or series of similar transactions since the beginning of the 2020 fiscal year to which we were or are a party and that:
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the amount involved exceeded or exceeds $120,000 or is greater than 1% of our total assets; and

•
any of our directors or executive officers, any holder of 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Effective March 17, 2015, we entered into a Founders Agreement with Fortress, which was amended in July 2016 and October 2017 (the “Founders Agreement”). The Founders Agreement provides, that in exchange for the time and capital expended in the formation of Checkpoint and the identification of specific assets the acquisition of which resulted in the formation of a viable emerging growth life science company, we assumed $2.8 million in debt that Fortress accumulated under a promissory note through National Securities Corporation for expenses and costs of forming Checkpoint, and we shall also: (i) issue annually to Fortress, on January 1 of each year, shares of common stock equal to two and one-half percent (2.5%) of the fully-diluted outstanding equity of Checkpoint at the time of issuance; (ii) pay an equity fee in shares of common stock, payable within five (5) business days of the closing of any equity or debt financing for Checkpoint or any of its respective subsidiaries that occurs after the effective date of the Founders Agreement and ending on the date when Fortress no longer has majority voting control in Checkpoint’s voting equity, equal to two and one-half percent (2.5%) of the gross amount of any such equity or debt financing; and (iii) pay a cash fee equal to four and one half percent (4.5%) of Checkpoint’s annual net sales, payable on an annual basis, within ninety (90) days of the end of each calendar year. In the event of a change in control (as it is defined in the Founders Agreement), Checkpoint will pay a one-time change in control fee equal to five times (5x) the product of (i) monthly net sales for the twelve (12) months immediately preceding the change in control and (ii) four and one-half percent (4.5%). The Founders Agreement has a term of fifteen years, after which it automatically renews for one-year periods unless Fortress gives us notice of termination. The Founders Agreement will also automatically terminate upon a change of control.
Effective March 17, 2015, we entered into a Management Services Agreement (the “MSA”) with Fortress. Pursuant to the terms of the MSA, for a period of five (5) years, Fortress will render advisory and consulting services to Checkpoint. Services provided under the MSA may include, without limitation, (i) advice and assistance concerning any and all aspects of Checkpoint’s operations, clinical trials, financial planning and strategic transactions and financings and (ii) conducting relations on behalf of Checkpoint with accountants, attorneys, financial advisors and other professionals (collectively, the “Services”). We are obligated to utilize clinical research services, medical education, communication and marketing services and investor relations/public relation services of companies or individuals designated by Fortress, provided those services are offered at market prices. However, we are not obligated to take or act upon any advice rendered from Fortress and Fortress shall not be liable for any of our actions or inactions based upon their advice. Fortress and its affiliates, including all members of its Board of Directors, have been contractually exempt from fiduciary duties to Checkpoint relating to corporate opportunities. In consideration for the Services, we will pay Fortress an annual consulting fee of $0.5 million (the “Annual Consulting Fee”), payable in advance in equal quarterly installments on the first business day of each calendar quarter in each year, provided, however, that such Annual Consulting Fee shall be increased to $1.0 million for each calendar year in which Checkpoint has net assets in excess of $100 million at the beginning of the calendar year. For the years ended December 31, 2021 and 2020, we recognized $0.5 million in expense in our Statements of Operations related to the MSA.
Michael S. Weiss, our Chairman of the Board of Directors, is currently Executive Vice Chairman of Fortress and Lindsay A. Rosenwald, M.D, a member of our Board of Directors, is currently Chairman, President and Chief Executive Officer of Fortress.
In December 2016, the Board of Directors of Checkpoint approved and authorized the execution of an advisory agreement effective as of January 1, 2017 (the “Advisory Agreement”) with Caribe BioAdvisors, LLC (the “Advisor”), owned by Michael S. Weiss, the Chairman of our Board, to provide the board advisory services of Mr. Weiss as Chairman of the Board. Pursuant to the Advisory Agreement, the Advisor will be paid an annual cash fee of $60,000, in addition to any and all annual equity incentive grants paid to members of the Board. For the years ended December 31, 2021 and 2020, we recognized $110,000 and $111,000, respectively, in expense in our Statements of Operations related to the advisory agreement, including $50,000 and $51,000, respectively, in expense related to annual equity incentive grants.
In connection with our license agreement with Dana-Farber, in March 2015 we entered into a collaboration agreement with TG Therapeutics (“TGTX”), which was amended and restated in June 2019, to develop and commercialize the anti-PD-L1 and anti-GITR antibody research programs in the field of hematological malignancies. We retain the right to develop and commercialize these antibodies in solid tumors. Michael Weiss, Chairman of the Board of Directors of Checkpoint and Fortress’ Executive Vice Chairman, Strategic Development, is also the Executive Chairman, President and Chief Executive Officer and a stockholder of TGTX. Under the terms of the original collaboration agreement, TGTX paid us $0.5 million, representing an upfront licensing fee. Upon the signing of the amended and restated collaboration agreement in June 2019, TGTX paid us an additional $1.0 million upfront licensing fee. We are eligible to receive substantive potential milestone payments for the anti-PD-L1 program of up to an aggregate of approximately $27.6 million upon TGTX’s successful achievement of certain clinical development, regulatory and first commercial sale milestones. This is comprised of up to approximately $8.4 million upon TGTX’s successful completion of clinical development milestones, and up to approximately $19.2 million upon regulatory filings and first commercial sales in specified territories. We are also eligible to receive substantive potential milestone payments for the anti-GITR antibody program of up to an aggregate of approximately $21.5 million upon TGTX’s successful achievement of certain clinical development, regulatory and first commercial sale milestones. This is comprised of up to approximately $7.0 million upon TGTX’s successful completion of clinical development milestones, and up to approximately $14.5 million upon first commercial sales in specified territories. In addition, we are eligible to receive up to an aggregate of $60.0 million upon TGTX’s successful achievement of certain sales milestones based on aggregate net sales for both programs, in addition to royalty payments based on a tiered low double-digit percentage of net sales. We also receive an annual license maintenance fee, which is creditable against future milestone payments or royalties due to us. TGTX also pays us for our out-of-pocket costs of material used by TGTX for their development activities. The collaboration agreement will terminate on a product-by-product and country-by-country basis upon the expiration of the last licensed patent right, unless the agreement is earlier terminated. For the years ended December 31, 2021 and 2020, we recognized approximately $0.2 million and $1.0 million, respectively, in revenue related to the collaboration agreement in the Statements of Operations. The revenue for the year ended December 31, 2020 included a milestone of $925,000 upon the 12th patient dosed in a phase 1 clinical trial for the anti-PD-L1 antibody cosibelimab during March 2020.
In connection with the license agreement with Jubilant, we entered into a sublicense agreement with TGTX, a related party, to develop and commercialize the compounds licensed in the field of hematological malignancies, while we retain the right to develop and commercialize these compounds in the field of solid tumors. Under the terms of the sublicense agreement, TGTX paid us $1.0 million, representing an upfront licensing fee, and we are eligible to receive substantive potential milestone payments up to an aggregate of approximately $87.2 million upon TGTX’s successful achievement of clinical development and regulatory milestones. This is comprised of up to approximately $25.5 million upon TGTX’s successful completion of three clinical development milestones for two licensed products, and up to approximately $61.7 million upon the achievement of five regulatory approvals and first commercial sales in specified territories for two licensed products. In addition, we are eligible to receive potential milestone payments up to an aggregate of $89.0 million upon TGTX’s successful achievement of certain sales milestones based on aggregate net sales by TGTX, for two licensed products, in addition to royalty payments based on a mid-single digit percentage of net sales by TGTX. TGTX also pays us for 50% of IND enabling costs and patent expenses. For each of the years ended December 31, 2021 and 2020, we recognized approximately $0.1 million in revenue related to the sublicense agreement in the Statements of Operations.

STOCK OWNERSHIP OF OUR DIRECTORS,
EXECUTIVE OFFICERS, AND 5% BENEFICIAL OWNERS
The following table shows information, as of April 18, 2022, concerning the beneficial ownership of our common stock by:
•
each person we know to be the beneficial owner of more than 5% of our common stock;

•
each of our current directors; and

•
each of our NEOs shown in our Summary Compensation Table.

ALL CURRENT DIRECTORS AND NEOS AS A GROUP
As of April 18, 2022, there were 83,891,442 shares of our common stock outstanding and 7,000,000 shares of our Class A common stock outstanding. In order to calculate a stockholder’s percentage of beneficial ownership, we include in the calculation those shares underlying options or warrants beneficially owned by that stockholder that are vested or that will vest within 60 days of April 18, 2022. Shares of restricted stock are deemed to be outstanding. Options or warrants held by other stockholders that are not attributed to the named beneficial owner are disregarded in this calculation. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person’s name, except to the extent authority is shared by spouses under community property laws.
	Common Stock Beneficially Owned
Name and Address of Beneficial Owner(1)	Number of Shares and Nature of Beneficial Ownership	Percentage of Total Common Stock
Michael S. Weiss	578,782(2)	0.7%(2)
James F. Oliviero	2,838,003	3.4%
William Garrett Gray	543,910	0.6%
Lindsay A. Rosenwald, M.D.	778,782(2)	0.9%(2)
Neil Herskowitz	128,782	0.2%
Christian Béchon	102,334	0.1%
Barry Salzman	128,782	0.2%
Scott Boilen	151,002	0.2%
All executive officers and directors as a group	4,250,377(3)	5.1%(3)
5% or Greater Stockholders:
Fortress Biotech, Inc.	10,877,110(4)	13.0%

(1)
The address of each of the directors and officers listed is c/o Checkpoint Therapeutics, Inc., 95 Sawyer Road, Suite 110, Waltham, MA 02453.

(2)
Includes 500,000 warrants issued by Fortress to each of Mr. Weiss and Dr. Rosenwald that cover shares of our common stock that are owned by Fortress. These do not represent equity compensation by us to either Mr. Weiss or Dr. Rosenwald.

(3)
The total calculation for all executive officers and directors as a group does not include Mr. Weiss’ and Dr. Rosenwald’s warrants, which have not yet been exercised. The shares underlying the warrants are currently held by Fortress and are included in the 10,877,110 shares of common stock shown as held by Fortress.

(4)
The address of Fortress Biotech is 2 Gansevoort Street, 9th Floor, New York, NY 10014. Includes 1,000,000 shares of common stock underlying the warrants granted by Fortress to Mr. Weiss and Dr. Rosenwald.

	Class A Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percentage of Total Class A Common Stock
Fortress Biotech, Inc.	7,000,000	100%
The Company is authorized to issue 135,000,000 common shares with a par value of $0.0001 per share, of which 7,000,000 shares are designated as “Class A common stock”. Dividends are to be distributed pro-rata to the Class A and common stockholders. The holders of common stock are entitled to one vote per share of common stock held. The Class A common stockholders are entitled to a number of votes per share equal to 1.1 times a fraction the numerator of which is the sum of the shares of outstanding common stock and the denominator of which is the number of shares of Class A common stock. Accordingly, the holder of shares of Class A common stock will be able to control or significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. Each share of Class A common stock is convertible, at the option of the holder thereof, into one fully paid and non-assessable share of common stock subject to adjustment for stock splits and combinations.
All outstanding and issued Class A common stock is presently held by Fortress. As such, the following table shows information, as of April 18, 2022, concerning the aggregated beneficial ownership on an as-converted basis of Fortress, inclusive of both its common stock and Class A common stock:
Common Stock Beneficially Owned Assuming Conversion of Class A Common to Common
Name and Address of Beneficial Owner(1)	Number of Shares and Nature of Beneficial Ownership	Percentage of Total Common Stock
Fortress Biotech, Inc.	17,877,110(1)	19.7%(2)

(1)
Assumes one-for-one conversion of 7,000,000 shares of Class A common stock to 7,000,000 shares of common stock.

(2)
Calculated by aggregating 10,877,110 shares of common stock outstanding plus 7,000,000 shares of Class A common stock outstanding (Fortress’ aggregated ownership on an as-converted basis), divided by 90,891,442.

PROPOSAL ONE:
ELECTION OF DIRECTORS; NOMINEES
Our Bylaws provide that the Board shall consist of not more than nine nor less than one member, as determined from time to time by resolution of the Board. Our Board currently consists of seven members. The nominated directors are: Michael S. Weiss, Christian Béchon, Scott Boilen, Neil Herskowitz, James F. Oliviero, Lindsay A. Rosenwald, M.D., and Barry Salzman. For information about each of the nominees and our Board generally, please see “Corporate Governance — Our Board of Directors” beginning on page 7. If elected, the nominees will hold office until the next annual meeting and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, your proxy will be voted for the election of another nominee to be designated by a majority of the independent directors serving on our Board.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” ALL OF THE NOMINEES.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF BDO USA, LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board is submitting the selection of BDO USA, LLP as our independent registered public accounting firm to the stockholders for ratification at our Annual Meeting. Stockholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise. If BDO USA, LLP is not ratified as our independent registered public accounting firm by a majority of the shares present or represented by proxy, the Audit Committee will review its future selection of an independent registered public accounting firm. BDO USA, LLP will still serve as our independent registered public accounting firm for the year ending December 31, 2022, if it is not ratified by our stockholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.

ADDITIONAL INFORMATION
Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and 2021 Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: Checkpoint Therapeutics, Inc., 95 Sawyer Road, Suite 110, Waltham, MA 02453, Attn: Garrett Gray. You may also contact us at (781) 652-4500.
If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.
Stockholder Proposals for Our 2023 Annual Meeting
Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our Corporate Secretary, Garrett Gray, at 95 Sawyer Road, Suite 110, Waltham, MA 02453, no later than December 31, 2022. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.
Our Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Bylaws to Garrett Gray, our Corporate Secretary, at the above address, not less than 50 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than March 11, 2023, and no later than April 20, 2023. If a stockholder fails to provide timely notice of a proposal to be presented at our 2023 Annual Meeting of Stockholders, the proxy designated by our Board will have discretionary authority to vote on any such proposal that may come before the meeting.
Other Matters
Our Board does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.
Solicitation of Proxies
We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.
Incorporation of Information by Reference
The Audit Committee Report contained in this proxy statement is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that we specifically incorporate such information by reference. Our Annual Report on Form 10-K for the year ended December 31, 2021, delivered to you together with this proxy statement, is hereby incorporated by reference.

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com** or scan the QR Barcode above

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

D83218-P73167

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**CHECKPOINT THERAPEUTICS, INC.**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

CHECKPOINT THERAPEUTICS, INC.ATTN: GARRETT GRAY95 SAWYER ROAD, SUITE 110WALTHAM, MA 02453VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 p.m. Eastern Time on June 14, 2022. Have your proxy card in hand whenyou access the web site and follow the instructions to obtain your records and to create anelectronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/CKPT2022You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time on June 14, 2022. Have your proxy card in hand when you call and then followthe instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYD83218-P73167 CHECKPOINT THERAPEUTICS, INC. ForAllWithholdAllFor AllExceptFor Against Abstain! ! !To withhold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.The Board of Directors recommends you vote FOR thefollowing:1. Election of Directors Nominees: 01) Michael S. Weiss02) Christian Bechon03) Scott Boilen04) Neil Herskowitz 05) James F. Oliviero06) Lindsay A. Rosenwald, M.D.07) Barry Salzman The Board of Directors recommends you vote FOR proposal 2. 2. The ratification of appointment of BDO USA, LLP as independent registered public accounting firm for the year ending December 31, 2022. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

CHECKPOINT THERAPEUTICS, INC.Meeting Information*2022 Annual Meeting of StockholdersJune 15, 2022, 10:00 a.m., ET atwww.virtualshareholdermeeting.com/CKPT2022 *The 2022 Annual Meeting of Stockholders will be held at 10:00 a.m., ET on Wednesday, June 15, 2022,via a live webcast only, at www.virtualshareholdermeeting.com/CKPT2022. You or your proxyholdermay participate, vote and examine our stocklist at the Virtual Annual Meeting by visitingwww.virtualshareholdermeeting.com/CKPT2022 and using your 16-digit control number. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. CHECKPOINT THERAPEUTICS, INC.SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSANNUAL MEETING OF STOCKHOLDERSJUNE 15, 2022 The undersigned stockholder of Checkpoint Therapeutics, Inc. hereby appoints James F. Oliviero, our Chief ExecutiveOfficer, and Garrett Gray, our Chief Financial Officer, with the power of substitution, as proxies to vote the shares ofour common stock that the undersigned could vote if personally present at the Annual Meeting of Stockholders ofCheckpoint Therapeutics, Inc. to be held via a live webcast only at www.virtualshareholdermeeting.com/CKPT2022, on Wednesday,June 15, 2022, at 10:00 a.m., ET.Our Board of Directors hopes that stockholders will attend the 2022 Annual Meeting of Stockholders. Whether or notyou plan to attend, you are urged to complete, date, sign and return the enclosed proxy card in the accompanyingenvelope. A prompt response will greatly facilitate arrangements for the Annual Meeting and your cooperation willbe appreciated. Stockholders who attend the Annual Meeting may vote their stock virtually, even though they havesent in their proxy card.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, thisproxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side